As filed with the Securities and Exchange Commission on February 13, 2006

                                                     Registration No. 333-130286
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

                                 Amendment No. 2

                             Registration Statement
                        Under the Securities Act of 1934

                        American Bonanza Resources Corp.
                 (Name of Small Business Issuer in Its Charter)

          NEVADA                                  1000                            20-2781289
(State or Other Jurisdiction of        (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)         Classification Code Number)            Identification No.)

    Suite 206 - 455 Granville Street
        Vancouver, BC  V6C1T1                                  (604) 681-8123
(Address of principal Executive Offices)                      (Telephone Number)

        James B. Parsons
        Parsons Law Firm
2070 Skyline Tower, 10900 NE 4th Street
         Bellevue, WA  98004                  (425) 451-8036     (425) 451-8568
(Name and Address of Agent for Service)     (Telephone Number)     (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
 Class of                              Maximum        Maximum
Securities                             Offering       Aggregate       Amount of
  to be             Amount to be        Price         Offering      Registration
Registered           Registered       Per Unit (2)    Price (3)         Fee (1)
--------------------------------------------------------------------------------
Units (4)             2,000,000         $0.05         $100,000         $   --
--------------------------------------------------------------------------------
Common                2,000,000         $0.05         $100,000         $10.70
--------------------------------------------------------------------------------
Common Stock
Underlying Warrants   4,000,000         $0.10         $400,000         $42.80
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.005 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
(4) Each Unit consists of one share of Common Stock and two Common Stock Purchase Warrants. Each Common Stock Purchase Warrant will entitle the holder to purchase one additional share of Common Stock at a price of $.10 per Share for a period of two years from the date of this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                        AMERICAN BONANZA RESOURCES CORP.
                        2,000,000 UNITS AT $.05 PER UNIT
             CONSISTING OF 2,000,000 SHARES OF COMMON STOCK AT $.05 PER SHARE AND 4,000,000 WARRANTS TO PURCHASE SHARES OF
                         COMMON STOCK AT $.10 PER SHARE

This is the initial offering of Common stock of American Bonanza Resources Corp. and no public market currently exists for the securities being offered. American Bonanza Resources Corp. is offering for sale a total of 2,000,000 Units, each Unit consisting of one share of Common Stock and two Common Stock Purchase Warrants. Each Common Stock Purchase Warrant will entitle the holder to purchase one additional share of Common Stock at a price of $.10 per Share for a period of two years from the date of this offering. The warrants, being immediately detachable, are transferable. However; we do not intend to list the warrants on any exchange and have no desire for them to trade separately from the shares.


The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officers and directors will attempt to sell the Units. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the Units in this offering. If the offering is terminated or if all the Units are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will promptly be returned to investors, without interest or deduction. The Units will be offered at a price of $.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering will end on _______, 200_ (date to be inserted in a subsequent amendment).

American Bonanza Resources Corp. is an exploratory stage, start-up, company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for American Bonanza which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

                        Offering       Total
                         Price       Amount of      Underwriting    Proceeds to
                       Per Unit      Offering       Commissions     the Company
                       --------      --------       -----------     -----------
Common Stock             $.05        $100,000            $0          $100,000

Common Stock
Underlying Warrants      $.10        $400,000            $0          $400,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission for review has been cleared of comment and is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

                 Subject to Completion, Dated __________, 200__

                                TABLE OF CONTENTS


                                                                        Page No.
                                                                        --------
SUMMARY OF PROSPECTUS                                                       3
       General Information about Our Company                                3
       The Offering                                                         3
FORWARD LOOKING STATEMENTS                                                  4
RISK FACTORS                                                                4
       Risks Associated with our Company                                    7
       Risks Associated with this Offering                                 10
USE OF PROCEEDS                                                            10
DETERMINATION OF OFFERING PRICE                                            11
DILUTION                                                                   11
PLAN OF DISTRIBUTION                                                       13
       Offering will be Sold by Our Officers and Directors                 13
       Terms of the Offering                                               14
       Deposit of Offering Proceeds                                        14
       Procedures for and Requirements for Subscribing                     14
       Exercise of Warrants                                                14
LEGAL PROCEEDINGS                                                          15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             17
DESCRIPTION OF SECURITIES                                                  17
INTEREST OF NAMED EXPERTS AND COUNSEL                                      18
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES                                               19
ORGANIZATION WITHIN LAST FIVE YEARS                                        19
DESCRIPTION OF OUR BUSINESS                                                19
       Glossary                                                            20
       General Information                                                 22
       Competition                                                         29
       Compliance with Government Regulation                               30
       Patents and Trademarks                                              31
       Need for Any Government Approval of Principal Products              31
       Research and Development Activities                                 31
       Employees and Employment Agreements                                 31
       Reports to Security Holders                                         31
PLAN OF OPERATION                                                          32
DESCRIPTION OF PROPERTY                                                    37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             38
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   39
EXECUTIVE COMPENSATION                                                     41
FINANCIAL STATEMENTS                                                       42
CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS                                42

                                     SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", and "American Bonanza" are to American Bonanza Resources Corp.

American Bonanza Resources Corp. was incorporated in the State of Nevada on May 2, 2005 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the net proceeds from this Offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues and limited operating history. The one property in our portfolio, on which the net proceeds of the offering will be spent, consists of one unpatented mineral claim known as the Twin Mineral Claims. Our principal executive offices are located at Suite 206 - 455 Granville Street, Vancouver, BC V6C 1T1. Our telephone number is
(604)681-8123.

We received our initial funding of $5,000 through the sale of common stock to our officers and directors who purchased 500,000 shares each of our common stock at $0.005 per share on May 2, 2005. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (May 2, 2005) through the year ended October 31, 2005 report no revenues and a net loss of $81. Our independent auditors have issued an audit opinion for American Bonanza which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


We have not engaged the services of a professional geologist or mining engineer to examine our mineral claims in the field and have not yet commenced any exploration activities on the claims. We plan to utilize the services of Laurence Stephenson, as a professional geologist, during the exploration phases. We do not yet have any verbal or written agreement regarding the retention of his services. Because our directors have no professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine, we have relied upon the technical expertise of Mr. Stephenson in preparing our work program and associated costs thereof. We plan to commence phase one of our exploration program as soon as the offering is completed and the funds have been transferred to our operating account. Our property is without known reserves and there is the possibility that the Twin Mineral Claims do not contain any ore reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.


There is no current public market for our securities. We have no current public offering and no proposed public offering of our equity. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

OFFERING

Securities Being Offered   2,000,000 Units - Each Unit consisting of one share
                           of common stock and two common stock purchase warrants.

Price per Unit             $0.05

Offering Period            The Units are offered for a period not to exceed 180
                           days, unless extended by our Board of Directors for an additional 90 days.

Net Proceeds               $100,000 (Total Offering Proceeds). An additional
                           $400,000 (Assuming exercise of all Warrants, of which there is no assurance)

Securities Issued
And Outstanding            1,000,000 shares of common stock were issued and
                           outstanding as of the date of this prospectus.

Registration costs         We estimate our total offering registration costs to
                           be $7,500.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe to be all the material risks involved if you decide to purchase Units in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIMS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.

     We have not yet commenced exploration on the Twin Mineral Claims. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on May 2, 2005 and to date have been involved primarily in organizational activities and the acquisition of the mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.

     The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Twin Mineral Claims and the production of minerals from the claims, we will not be able to earn profits or continue operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE WILL REQUIRE ADDITIONAL FUNDING TO SUSTAIN OPERATIONS ONCE EXPLORATION IS COMPLETE.

     Even if we complete our initial exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. Without funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.

OUR INDEPENDENT AUDITORS HAVE ISSUED AN AUDIT OPINION FOR AMERICAN BONANZA WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

     As described in Note 3 of our accompanying financial statements, our limited exploration stage and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited material operations, revenues, or profits.

THE LOSS OF THE SERVICES OF THOMAS GELFAND OR ROBERT GARDNER COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT.

     Our performance is substantially dependent upon the professional expertise of our officers, Thomas Gelfand and Robert Gardner. The loss of their services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace them with other individuals qualified to develop our exploration business. The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

     Our directors have no professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine. As a result, we may not be able to recognize and take advantage of exploration opportunities without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR CURRENT EXECUTIVE OFFICERS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATION, CAUSING OUR BUSINESS TO FAIL.

     Our officers and directors currently devote approximately 5 to 7 hours per week of their business time on providing management services to us. While our executive officers presently possess adequate time to attend to our interests, it is possible that the demands on them from their other obligations could increase, with the result that they would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

WE HAVE NOT YET HAD OUR PROPERTY EXAMINED IN THE FIELD BY A PROFESSIONAL GEOLOGIST OR MINING ENGINEER, THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY ORE RESERVES WHICH WOULD LIKELY LEAD TO LOSSES ON THE INVESTORS SHARES.

     There is the likelihood of our mineral claims containing little or no economic mineralization or reserves. While we have a geological report detailing initial prospecting within the current property boundaries completed by a professional geologist, there is the possibility that the prospecting work was not carried out properly and the Twin Mineral Claims do not contain any reserves, resulting in any funds spent by us on exploration being lost. As well, problems such as unusual or unexpected formations and other conditions involved in mineral exploration often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.


BECAUSE WE HAVE NOT SURVEYED THE TWIN MINERAL CLAIMS, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIMS BOUNDARIES.

     We have acquired the Twin property by staking, based on the recommendation of George Nicholson, a business associate of our director, Thomas Gelfand. Mr. Nicholson of Nicholson & Associates is a professional geologist who is familiar with the property and the mineral claims in the area and has been doing work on properties in the area for over five years. However; this should not be construed as a guarantee of claims boundaries. Until the claims are surveyed, the precise location of the boundaries of the claims may be in doubt. If we discover mineralization that is close to the estimated claims boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract these minerals.


IF WE DISCOVER COMMERCIAL ORE RESERVES ON OUR PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

     Our mineral property does not contain any known bodies of ore. If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the mineral claims into commercial production. In such an event, we may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose your investment in this offering.

IF ACCESS TO OUR MINERAL CLAIMS IS RESTRICTED BY INCLEMENT WEATHER, WE WILL BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

     It is possible that snow or rain could cause the logging roads leading to our claims to be impassable. In addition, access to the highest parts of the property is practical only via helicopter. We anticipate being able to access our mineral claims between the months of March and November during which time we intend to conduct our field exploration. However if the roads are impassable we would be delayed in our exploration timetable.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

     There are several governmental regulations that materially restrict mineral claims exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our initial exploration phase, if we identify exploitable minerals and proceed to Phase III which includes drilling operations on the Twin Mineral Claims, we will incur regulatory compliance costs based upon the size and scope of our operations. In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for and the exploitation of ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

RISKS ASSOCIATED WITH THIS OFFERING:

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

     This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell them through our officers and directors who will offer the shares to friends, relatives and business acquaintances; however, there is no guarantee that they will be able to sell any of the shares. Unless we are successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

     We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board

     (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between American Bonanza, nor anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONIES WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

     All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to return all funds deposited to the original purchasers in the event all shares in the offering are not sold. However, since the funds will not be placed into an escrow, trust or similar account, there can be no guarantee that any creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

     Our existing stockholders acquired their shares at a cost of $.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholders (1,000,000 shares) will be increased by $.032 per share without any additional investment on his part. The purchasers of Units in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per Share) of $.013 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.037 per share, reflecting an immediate reduction in the $.05 price per share they paid for their shares.

OUR DIRECTORS AND OFFICERS BENEFICIALLY OWN 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING THEY WILL OWN 33% OF THE OUTSTANDING SHARES. IF THEY CHOOSE TO SELL THEIR SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the controlling amount of their share ownership in our company, if our directors and officers decide to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If they decide to sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of a director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

OUR DIRECTORS WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY THE OTHER SHAREHOLDERS.

     Due to the controlling amount of their share ownership in our company, our directors and officers will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control of the company. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

     Our business plan allows for the payment of the estimated $7,500 cost of this registration statement to be paid from the proceeds of the offering. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenue to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenue to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                USE OF PROCEEDS

Assuming sale of all of the Units offered herein, of which there is no assurance, the Company estimates that the net proceeds from this Offering will be approximately $92,500 after deducting $7,500 for the estimated offering expenses, which include legal, accounting and filing fees. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

     Total Proceeds to the Company                              $100,000

     Less: Offering Expenses
           Legal                                                   1,900
           Accounting                                              2,000
           SB-2 Preparation and EDGAR service provider fees        2,500
           Transfer Agent                                            900
           Printing                                                  140
           Registration Fees                                          60
                                                                --------
     Net Proceeds to the Company                                  92,500

     Exploration Program                                          85,000

     Administration and Office Expense                             2,000
     Legal and Accounting                                          2,500
     Working Capital                                               3,000
                                                                --------

     Total Use of Net Proceeds                                  $ 92,500
                                                                ========

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received when all the Units are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the Units before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. Our directors have verbally agreed to loan the company funds to complete the registration process but we will require full funding of $100,000 from this offering to implement the three phases of our exploration program.

                         DETERMINATION OF OFFERING PRICE

The offering price of the Units has been arbitrarily determined by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered underlying the Units and Warrants, and the offering prices, we took into consideration our current cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

The exercise price of the warrants was arbitrarily determined by us and does not bear any relationship to our assets, book value, earnings, projected revenues or other established criteria. Given the fact that the exercise price of $.10 per share is 2 times $.05 offering price of the Units in this Offering and 20 times the $.005 price per share paid by our current shareholders for their shares, there is no guarantee that any or all of the warrants will ever be exercised.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the Units you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of October 31, 2005, the net tangible book value of our shares was $4,919 or $.005 per share, based upon 1,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the Units and receipt of the total proceeds of $100,000, less offering expenses of $7,500, for a total net proceeds to us of $92,500, the net tangible book value of the 3,000,000 shares to be outstanding will be $109,619, or approximately $.037 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (1,000,000 shares) will be increased by $.032 per share without any additional investment on their part. The purchasers of Units in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per Share) of $.013 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.037 per share, reflecting an immediate reduction in the $.05 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own 33% of the total number of shares then outstanding, for which they will have made an investment of $5,000, or $.005 per share. Upon completion of the offering, the purchasers of the Units offered hereby will own 67% of the total number of shares then outstanding, for which they will have made cash investment of $100,000, or $.05 per Share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price per Share                      $ .05
     Net Tangible Book Value Prior to this Offering       $ .005
     Net Tangible Book Value after Offering               $ .037
     Immediate Dilution per Share to New Investors        $ .013

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

                                       Total
                          Price      Number of      Percent of     Consideration
                        Per Share   Shares Held      Ownership         Paid
                        ---------   -----------      ---------         ----
     Existing
     Stockholders        $ .005      1,000,000          33%          $  5,000

     Investors in
     This Offering       $ .05       2,000,000          67%          $100,000

If all warrants are exercised, investors would suffer even more significant dilution in the price they paid for their shares.

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officers and directors to sell the Units directly to the public, with no commission or other remuneration payable to them for any Units they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Units with a broker or dealer. Thomas Gelfand and Robert Gardner, our officers and directors, will sell the shares and they intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officers and directors will not register as broker-dealers pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which persons associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

     b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

     d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).


Our officers, directors, control persons and affiliates of the same may not purchase any units in this offering. Our directors, acting in their capacity as promoters of the company, may not purchase any units in the offering.

TERMS OF THE OFFERING

The Units will be sold at the fixed price of $.05 per Unit until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date").

DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all Units are sold and all proceeds are received. We intend to hold the funds collected for subscriptions in a separate standard bank account until the total amount of $100,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our exploration plans. We determined the standard bank account was the most efficient use of our current limited funds, as trust or escrow agent fees are not an expense the company can bear at this time.

In the event the offering is not sold out prior to the Expiration Date our directors will contact the investors to notify them of our failure to sell all of the Units. We will then promptly return their funds via bank draft, without interest or deduction.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any units in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to American Bonanza Resources Corp.

EXERCISE OF WARRANTS


Each Unit consists of one share of Common Stock and two Common Stock Purchase Warrants. Each Common Stock Purchase Warrant will entitle the holder to purchase one additional share of Common Stock at the price of $.10 per Share for a period of two years from the date of this offering. We intend to enter into a Warrant Agreement with Holladay Stock Transfer, our registered stock transfer agent, to allow them to handle the issuance of the Common Stock underlying the warrants upon surrender and payment of the exercise price to us by any holders. The warrants, being immediately detachable, are transferable. However; we do not intend to list the warrants on any exchange and have no desire for them to trade separately from the shares.

                                LEGAL PROCEEDINGS

American Bonanza is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and officers of American Bonanza Resources Corp., whose one year terms will expire 5/15/06, or at such a time as their successors shall be elected and qualified are as follows:

                                                         Date
Name & Address             Age      Position        First Elected   Term Expires
--------------             ---      --------        -------------   ------------

Thomas Gelfand             74       President,         05/02/05       05/15/06
#206-455 Granville St.              Secretary,
Vancouver, BC V6C 1T1               CEO & Director

Robert Gardner             65       Treasurer,         05/02/05       05/15/06
#2153-349 W. Georgia St.            CFO &
Vancouver, BC V6B 3V3               Director

The foregoing persons are promoters of American Bonanza Resources, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The directors and officers currently devote an immaterial amount of time, approximately 5 to 7 hours per week, to manage the business affairs of our company. After receiving funding per our business plan Mr. Gelfand and Mr. Gardner intend to devote as much time as the board of directors deems necessary to manage the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

RESUMES

THOMAS GELFAND has been the President, CEO, Secretary and a Director since inception. Since October 2000, he has also been a self-employed consultant for commercial and industrial real estate, operating in Vancouver, British Columbia under the name of Tee Gee Management. He has also held positions in the following publicly-traded Nevada corporations during the past five years: March 2003 to April 2005 - Bliss Essentials Corp., President, CEO and Director, a handmade soap company engaged in production, retail and wholesale sale of its products, based out of Vancouver, BC, Canada. July 1999 to December 2000 - Fortune Gaming.com., Secretary, Treasurer and Director, an online gaming company based out of Vancouver, BC, Canada. From January 1997 to October 2000 he was a sales representative for Amex Broadway West Realty a real estate firm in Vancouver, BC, Canada. From September 1989 to December 1997, he was a realtor for Goddard & Smith International Realty, Ltd., a prestigious real estate firm in Vancouver, BC, Canada. He has over 23 years of experience in the international real estate industry. Mr. Gelfand has also acted as both and officer and director of numerous public exploration and mining companies that traded on the Vancouver Stock Exchange from the 1970's through to the early 1990's.

ROBERT GARDNER has been the Treasurer and a Director of the Company since inception. From 1966 to the present, Mr. Gardner has also been a practicing attorney in Vancouver, British Columbia, Canada and, since 1986, has also been a Queen's council. From February 2003 to the present Mr. Gardner is the Chairman and a Director of Genco Resources Ltd. a publicly traded company on the TSX Venture Exchange, Toronto, Ontario, Canada. This company owns and operates a Siver/Gold mine in Mexico and has its head office in Vancouver, BC, Canada. From June 2003 to the present he has also been a Director of Kootenay Gold Inc. a publicly traded company on the TSX Venture Exchange, Toronto, Ontario, Canada. This company is a mining exploration company with property in Alaska, Canada and Mexico and head office in Vancouver, BC, Canada. From October 2001 to November 2003 he was Treasurer and Director of eXmailit.com, a company engaged in the business of providing Internet-based email-to-mail printing and delivery services based out of Vancouver, BC, Canada. From 1999 to 2001 he was a director of Global Light Telecommunications, Inc., a publicly traded company on the American Stock Exchange and from 1999 to 2002 he was a director of National Gold Corporation, a publicly traded company on the Canadian Venture Exchange. Mr. Gardner graduated from the University of Cambridge, England in 1965 with a Master of Arts degree and a Master of Laws degree. He was admitted to the Bar of England and Wales in 1964 and admitted to the Bar in British Columbia, Canada in 1966.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of American Bonanza Resources' voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

                              No. of        No. of
  Name and                    Shares        Shares     Percentage of Ownership:
   Address                    Before        After       Before           After
Beneficial Owner             Offering      Offering    Offering        Offering
----------------             --------      --------    --------        --------

Thomas Gelfand                500,000      500,000        50%            16.5%
#206-455 Granville St.
Vancouver, BC V6C 1T1

Robert Gardner                500,000      500,000        50%            16.5%
#2153-349 W. Georgia St.
Vancouver, BC V6B 3V3

All Officers and
Directors as a Group (2)    1,000,000    1,000,000       100%              33%

Each of the persons named above may be deemed to be a "promoter" of the Company, under the Securities Act of 1933, as amended, by virtue of their direct holdings in the Company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of Common Stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Reference is made to the Company's Articles of Incorporation,

By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PURCHASE WARRANTS

Each Common Stock Purchase Warrant will entitle the holder to purchase one additional share of Common Stock at the price of $.10 per Share for a period of two years from the date of this offering. We intend to enter into a Warrant Agreement with Holladay Stock Transfer, our registered stock transfer agent, to allow them to handle the issuance of the Common Stock underlying the warrants upon surrender and payment of the exercise price to us by any holders.

NON-CUMULATIVE VOTING

The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholders will own 33% of the outstanding shares. (See "Principal Stockholders".)

CASH DIVIDENDS

As of the date of this Prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent conditions. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statement for the period from inception to the year ended October 31, 2005 included in this prospectus has been audited by Armando C. Ibarra, Certified Public Accountants, 371 E Street, Chula Vista, CA 91910. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

James B. Parsons of Parsons Law Firm, 2070 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004, has passed upon the validity of the units being offered and certain other legal matters and is representing us in connection with this offering.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

American Bonanza Resources Corp. was incorporated in Nevada on May 2, 2005 to engage in the business of acquisition, exploration and development of natural resource properties. At that time Thomas Gelfand and Robert Gardner were named as Directors and Officers of the company and voted to seek capital and begin development of our business plan. We received our initial funding of $5,000 through the sale of common stock to Mr. Gelfand and Mr. Gardner who each purchased 500,000 shares of our Common Stock at $0.005 per share on May 2, 2005.

                             DESCRIPTION OF BUSINESS

We are an exploration stage company with no revenues and limited operating history. Our independent auditors have issued an audit opinion for American Bonanza Resources which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of gold and other minerals. We have not engaged the services of a professional geologist or mining engineer to examine our mineral claims in the field. There is the possibility that the Twin Mineral Claims do not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

In this Prospectus a combination of Imperial and Metric measures are used with respect to mineral properties located in Canada. Conversion rates from Imperial measure to Metric and from Metric to Imperial are provided below:

Imperial Measure        =    Metric Unit        Metric Measure    =    Imperial Unit
2.47 acres                   1 hectare          0.4047 hectares        1 acre
3.28 feet                    1 metre            0.3048 metres          1 foot
0.62 miles                   1 kilometre        1.609 kilometres       1 mile
0.032 ounces (troy)          1 gram             31.1 grams             1 ounce (troy)
1.102 tons (short)           1 tonne            0.907 tonnes           1 ton
0.029 ounces (troy)/ton      1 gram/tonne       34.28 grams/tonne      1 ounce (troy) ton

                             ELEMENTAL ABBREVIATIONS

"As"          Arsenic
"Au"          Gold
"Co"          Cobalt
"Cr"          Chromium
"Cu"          Copper
"Ni"          Nickel
"PGE"         Platinum Group Elements (incl. Platinum, Palladium, Rhodium, etc.)
"ppm and ppb" Parts per million and parts per billion

                            GLOSSARY OF MINING TERMS

"Anomalous"                A departure from the norm which may indicate the
                           presence of mineralization
"Basalt"                   An extrusive volcanic rock.
"Bedrock"                  Solid rock exposed at the surface or overlain by
                           unconsolidated material, weathered rock or soil.
"Chalcopyrite"             A sulphide mineral of copper and iron; the most
                           important ore mineral in copper
"Cretaceous"               Epoch in the earth's history from about 63 million to
                           135 million years ago. Also refers to the rocks and
                           sediment deposited in the epoch.
"Diamond drill"            A rotary type of rock drill that cuts a core of rock
                           that is recovered in long cylindrical sections.
"Drift"                    A horizontal underground opening that follows along
                           the length of a vein or rock formation
"Dyke"                     A long and relatively thin body of igneous rock that,
                           while in the molten state, intruded older rocks
"Fault"                    A fracture dividing a rock into two sections that
                           have visibly moved relative to each other
"Feldspars"                Silicate minerals which occur in igneous rocks -
                           plagioclase contains calcium and sodium
"Felsic"                   Light-colored rocks containing feldspar and silica
"Foliated"                 The arrangement of a set of minerals in parallel,
                           sheet-like layers that lie perpendicular to the
                           flattened plane of a rock. Occurs in metamorphic
                           rocks
"Geological mapping"       The process of observing and measuring geological
                           features in a given area and plotting these features, to scale, onto a map

"Geophysical survey"       A method of exploration that measures the physical
                           properties of rock formations including magnetism,
                           specific gravity, electrical conductivity and
                           resistance
"Gossan"                   An iron-bearing weathered product overlying a sulfide
                           deposit.
"Igneous Rocks"            Rocks that crystallize from magma.
"Mafic"                    A class of rocks which crystallizes from silicate
                           minerals at relatively high temperatures. It is also
                           sometimes called basalt.
"Massive sulphide
mineralization"            Mineralization that contains a variety of different
                           sulphide minerals - usually includes sphalerite,
                           chalcopyrite, pyrite and pyrrhotite.
"Metamorphic"              A rock that has undergone chemical or structural
                           changes (heat, pressure, or a chemical reaction) that
                           causes changes to its original state - High-grade
                           metamorphic is a large amount of change
"Mineral claim"            A portion of land held either by a prospector or a
                           mining company, in British Columbia each claim is
                           500m x 500m (1,640 ft2)
"Ore"                      A mixture of mineralized rock from which at least on
                           of the metals can be extracted at a profit.
"Orthogonally"             At right angles.
"Plagioclase"              Any group of feldspars containing a mixture of sodium
                           and calcium feldspars.
"Pluton"                   A body of medium-to-coarse grained igneous rock that
                           formed beneath the surface by crystallization of
                           magma.
"Precious metal"           Any of several metals, including gold and platinum,
                           that have high economic value, metals that are often
                           used to make coins or jewelry.
"Prospecting"              Preliminary explorations to search for outcrops or
                           surface exposure of minerals.
"Pyrite"                   A yellow iron sulphide mineral, sometimes referred to
                           as "fool's gold".
"Pyrrhotite"               A bronze colored, magnetic iron sulphide mineral
"Schist"                   A coarse-grained, strongly foliated metamorphic rock
                           that develops from phyllite and splits easily into
                           flat parallel slabs.
"Sedimentary rocks"        Secondary rocks formed from material derived from
                           other rocks and laid down underwater.
"Shear zone"               A zone in which shearing has occurred on a large
                           scale
"Soil sampling"            The collecting of samples of soil, usually 2 pounds
                           per sample, from soil thought to be covering
                           mineralized rock. The samples are submitted to a
                           laboratory that will analyze them for mineral content
"Stratigraphic"            Pertaining to the composition, sequence and
                           correlation of stratified rock.
"Strike"                   Horizontal direction that a geological body is
                           heading, determined by the compass direction of this
                           line, measured in degrees from true north.
"Trenching"                The digging of long, narrow excavation through soil,
                           or rock, to expose mineralization
"Vein"                     A crack in the rock that has been filled by minerals
                           that have traveled upwards from a deeper source
"Volcanic rocks"           Igneous rocks formed from magma that has flowed out
                           or has been violently ejected from a volcano

GENERAL INFORMATION


The source of information contained in this discussion is the geology report prepared by Laurence Stephenson for American Bonanza Resources that has been included as Exhibit 99.3 to this prospectus. Mr. Stephenson is a graduate of Carleton University, Ottawa, Ontario, Canada with a Bachelor of Science degree in Geology (1975). He has worked as a professional geologist for 33 years and is a member of the Association of Professional Engineers of Ontario (P.Eng. #44347508) and the Association of Professional Engineers and Geoscientists of British Columbia (#27420). For more detailed information on Mr. Stephenson's qualifications please see the Statement of Qualifications in the geology report (Exhibit 99.3). The cost of the geology report was $1,836 and staking was $184, both incurred subsequent to the audited financial statements included in this prospectus.

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, consists of one unpatented mineral claim, consisting of 25 units (each unit equaling approximately 25 hectares) staked and recorded online as per the British Columbia Regulations as event number 4051703, tenure number 521269. The company has all rights to exploit any mineral reserves if they are found on the property.


There is not a plant or any equipment currently located on the property. Power lines that supply power to the town of Pemberton are located in the vicinity. It is however expected that the initial exploration will not be heavily dependent on electrical power but will be supported by generators. Water required for exploration and development of the claims is available from Lillooet Lake, west of the property. Logging roads are found on the west, south and north of the claim group and permitting for initial exploration work has already been obtained.

The Twin property is at an early stage of exploration. Access is straightforward and the lower parts of the property can be worked for much of the year. A three stage program is recommended per the geologist report, with the first stage to consist of geological mapping and prospecting and geochemical sampling. An airborne geophysical survey, with magnetics, EM, and radiometrics, to help determine and guide any recommended follow-up work.

The initial phase of exploration for the claims will consist of detailed geological mapping of all roads within and buttressing the claims and silt sampling of every drainage or draw (soil sampling if necessary). This work is important in establishing the base and anomalous geochemical values and the structural implication of the drainages as faults or contacts.

The Phase I budget will cover initial geological mapping; silt (soil if necessary) geochemical sampling of defined drainages; and prospecting. The Phase II budget will cover the detailed geological mapping and geophysical surveying. Phase III will involve a limited airborne survey if the equipment is available prior to drilling. All three phases are estimated to cost $85,000 as described in further detail in the Plan of Operation section. We plan to utilize the services of Laurence Stephenson, as a professional geologist, during the exploration phases. We do not yet have any verbal or written agreement regarding the retention of his services.


The discussions contained herein are management's estimates only. Because our directors have no professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine, we have relied upon the technical expertise of Mr. Stephenson, as a professional geologist, in preparing our work program and associated costs thereof. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required. We are also unable to assure you we will be able to raise the additional funding from the exercise of the warrants to proceed with any subsequent work on the claims if mineralization is found in the first three phases of our exploration program.


The property covers the northern extension of the East Harrison Lake Belt where possible massive sulphide-bearing mafic-ultramafic host rocks are present. Such a target on the Twin claim is considered very attractive, not only because of the geochemistry and inferred geological continuity, but also because of the implied (and apparent) lack of any significant previous exploration. Prospecting of boulders on the Twin One logging road system has shown that mafic and ultramafic rocks exist on the property and they contain at least local Cu and Ni sulphides. Reconnaissance of cliffs above the lower canyon of Twin Two Creek has also shown that there is an extensive area of intense gossan coincident with the belt from which the anomalous geochemistry and the mafic-ultramafic boulders are apparently derived, in the vicinity of where the geochemical anomalies were sourced.

If the geochemistry is correct, and a belt of potential host rocks is identified, consideration would be given to staking more claims early in the initial program. Further work is required to fully evaluate the claims. None of the results of the geologic survey indicate that there is a commercially viable reserve of any mineral on the property making up our claim.


The following claim map, supplied to us by the British Columbia Department of Energy Mines and Petroleum Resources (BCDM), shows the location of the Twin Claim (represented as Tenure #521269). The other blocks are existing claims that have been staked in the area by other parties who have no affiliation with American Bonanza Resources.

                         [TWIN CLAIM REPORT CLAIM MAP]







OWNERSHIP OF THE CLAIM AND REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

The claims are currently held in the name of our president, Thomas Gelfand, who holds them until October 17, 2006. We paid $184 to Laurence Stephenson for his actual costs to stake the claim. To obtain a Free Miner's Certificate, which is required to hold a mining claim in B.C., Section 8(1) of the B.C. Mineral Tenure Act (MTA) stipulates that a corporation must be registered under the British Columbia Business Corporations Act. Section 8(2) of the MTA stipulates that an individual applicant must either be a resident of Canada or be authorized to work in Canada. As the corporation is not registered in British Columbia the claim is held in trust for the company by Mr. Gelfand, as he is eligible as a Canadian citizen. The mineral title claim has been registered with the Government of British Columbia and a title search has been done to ensure there are no competing claims to the property (see Exhibit 10).

All claims staked in British Columbia require $0.40 per hectare worth of assessment work to be undertaken in Year 1 through 3 (beginning in October 2005 when the claim was filed), followed by $0.80 per hectare per year thereafter. As our claim consists of 25 units consisting of 25 hectares each (625 total), the minimum assessment requirements would be $250 in Year 1 through 3 (beginning in October 2005 when the claim was filed) and $500 per year thereafter. We have not yet met the assessment requirements for the first year, but we anticipate doing so as soon as we are able to commence Phase 1 of our exploration program. There are no known environmental concerns or parks designated for any area contained within the claims. Lillooet Lake has limited recreational uses and it has no official designation. The region is principally a logging region.

LOCATION AND ACCESS

The Twin Ni-Cu-PGE property lies just off a paved highway immediately northeast of the bend in Lillooet Lake, in British Columbia's southern Coast Mountains. The property is less than 25 km southeast of the town of Pemberton, and approximately 115 km NNE of Vancouver. It can be accessed by two wheel drive vehicle in about 3 hours from Vancouver via the Sea-to-Sky Highway 99: north along Howe Sound from Vancouver's North Shore to Squamish, and then through the winter resort town of Whistler to Pemberton. Pemberton is a fully-serviced community of some 3,000 people and through which the BC Rail mainline runs, as do major power transmission lines.

Local access to the property is gained from a system of well maintained logging roads leading up Twin One Creek from the paved Duffey Lake road near the eastern shore of Lillooet Lake. Access to the highest parts of the property, and to the peaks and ridges to the east, is only practical via helicopter, but a year-round helicopter base in nearby Pemberton is only 15 minutes flight-time away. Lillooet Lake is at an elevation of about 500 feet, and the ridge tops and peaks near the east side of the property are in excess of 7,000 feet, so the intervening slopes are commonly steep. Lower slopes heavily forested and mantled by thick glacial drift and colluvium, although local cliffs and creek canyons afford good rock exposure. The relatively recent clear-cut logging in Twin One Creek has also created and provided access to some new bedrock exposures along the lower slopes. On the higher slopes, tree line varies in elevation from about 5,000 to 6,000 feet, and bedrock exposure is generally excellent. All the major drainages flow year round as do many subsidiary creeks. The area is set aside for industrial (logging, mining) purposes.

                           [LOCATION AND ACCESS MAP]






PHYSIOGRAPHY

The vegetation is typical rain forest found on the coastal-interior ranges of British Columbia. There is a mix of cedar, hemlock, spruce trees with alder, willow and cottonwood on old roads and poorly drained areas. Undergrowth brush is typical with salal, devil's club and assorted berry bushes. Climate is subtly changed from the lower mainland area with longer, colder winters and warmer summers. The most snow observed on the tops of the hills was 4 metres in late January.

Lillooet Lake is an active logging region with plenty of heavy equipment and operators available for hire. Most live in Pemberton, Lillooet, Whistler or Squamish. All these population centres totalling almost 30,000 people are within a one to two hour drive of the project and provide all amenities including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items. Drilling companies are present in communities nearby while assay facilities are located in Vancouver.

HISTORY OF PREVIOUS WORK

The Twin claims were staked following initial field investigations of several unexplained Ni-Cu regional geochemical survey (RGS) stream sediment anomalies in the area. This work was done by a local mining engineer on behalf of a small company with no affiliation to American Bonanza Resources. As well there are no recorded mineral occurrences and only one report of assessment work in the watersheds from which the anomalous samples were collected (Assessment Report 12455; 2003). The work was minor, and mentions an occurrence of anomalous Cu and Au in a shear zone within a pluton of felsic to intermediate composition and the discovery of float boulders of anomalous copper and nickel mineralization that were never located at their source.

RECENT EXPLORATION WORK

In 2002, initial reconnaissance prospecting and geological surveys were undertaken by Laurence Stephenson along the roads and drainages within the claim and the adjacent surrounding terrain. A total of 17 rock samples were collected and submitted for geochemical analysis at Acme Analytical Labs in Vancouver, BC. Several of the boulders contain abundant up to 5% sulphides, mainly pyrrhotite, local chalcopyrite, pyrite, and contain anomalous values in Ni, Cu, Co, Cr, Pt, Pd and Au. It should be noted that although the grades are sub-economic, the results are encouraging. No source of these anomalous boulders was located and remains a focus of further exploration.

REGIONAL GEOLOGY

The area of the claims is shown on regional maps as being underlain entirely by Late Cretaceous felsic or intermediate plutonic rocks, which are confirmed in the upper reaches of the claim to be felsic to intermediate plutonic rocks, with only very local, metre-scale, rusty-weathering dykes (or possibly local screens of metamorphic rock).

This suggests that a belt of ultra mafic rocks from which source the anomalous geochem lies very close to Lillooet Lake. Since the regional strike of the geology is northwest-southeast, and because the creeks on the property flow orthogonally to this trend. In spite of the fact that only plutonic rocks are shown on regional geologic maps of the area, it is not unsurprising that mafic-ultramafic intrusive rocks, the potential hosts to magmatic Ni-Cu-Co (PGE) deposits, could exist in the area.

Satellite images were reviewed to identify structural features to assist in the search for mineral deposits. The most prevalent feature is the multiple intersections of primarily north-south lineaments with more east-west to northeast-southwest lineaments on the TWIN claim. These lineaments could represent geological contacts, faults, or some other form of break.

REGIONAL GEOCHEMICAL & GEOPHYSICS

Anomalous RGS samples in the northern extension of the East Harrison Lake Belt, which has been the focus for recent Cu-Co-Cr (PGE) exploration. The anomalous RGS samples are multi-element and they have a well-developed geochemical signature (Ni-Cu-Co-Cr) that is indicative of a source which includes mafic-ultramafic rocks and (or) magmatic sulphides. All of the samples are highly anomalous in Ni (500-800 ppm), said Ni values are among the highest in the RGS database in southwestern B.C.; they exceed any in the East Harrison Lake Belt, which contains both abundant mafic-ultramafic rocks and the Giant Mascot deposit itself. Values in Cu (in the order of 50 ppm), Co (from 38-60 ppm), and Cr (2000-3000 ppm) are supportive of the Ni values, and three of four samples are also highly anomalous in As (all but one between 10 and 22 ppm).

In addition, RGS samples from the upstream parts of two of the four creeks are not anomalous in elements indicative of a magmatic Ni-Cu-Co sulphide source. On the basis of the geochemistry, the anomalous source for the drainages is 10 to 15 km in length.

The area of the claims has been covered by a Geological Survey of Canada airborne magnetometer survey, which highlighted certain broad, anomalous magnetic features. These magnetic "thumb print" features are very similar to "thumb print" signatures related to similar massive sulphide deposits in Canada including those Cu-Ni-PGE found immediately north of the Pacific Nickel mine area.

                     [REGIONAL GEOLOGY & GEOCHEMISTRY MAP]




COMPETITION

The mining industry is highly fragmented. We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the Claims. Readily available commodities markets exist in Canada and around the world for the sale of gold and other minerals. Therefore, we will likely be able to sell any ore that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

All claims staked in British Columbia require $0.40 per hectare worth of assessment work to be undertaken in Year 1 through 3, followed by $0.80 per hectare per year thereafter. As our claim consists of 25 units consisting of 25 hectares each (625 total), the minimum assessment requirements would be $250 in Year 1 through 3 (beginning in October 2005 when the claim was filed) and $500 per year thereafter.

The initial steps of exploration can be carried out without permitting or notification to any government body as it is deemed "low-disturbance/low-impact" by the British Columbia Department of Energy Mines and Petroleum Resources
(BCDM).

With respect to the mechanized trenching or diamond drilling - a plan of operation will need to be filed with the BCDM. This plan will detail the extent, location and amount of surface disturbance for the trenching and/or drilling. As the amount of trenching and drilling (initially) will be limited the permit should be issued within 30 days. We will be required to obtain a refundable bond in the amount of $2,000 - $5,000 (depending on the anticipated amount of disturbance). The bond is to ensure that we reclaim or repair the disturbance caused by the trenching and drilling. Usually this reclaiming work entails filling in and smoothing the surface at trenching sites, clean up and removal of any work material, and seeding native grass/plants at the sites of any disturbance.

In the event that trees larger than 6 inches in diameter need to be cut down, a permit will need to be obtained from the BC Ministry of Forests. This usually takes less than 30 days to obtain. We will try to adjust the areas we work at and trench around larger trees (initially) to avoid any disturbance to larger trees. If the disturbance to larger trees is unavoidable then a permit to cut will be obtained.

There are nominal costs involved in obtaining the BCDM or Forestry permits (less than $100.00). The bond required by the BCDM is returned (with interest) upon proper clean up of the site. There will be costs for the crew/equipment required to fill in the trenches etc., but as heavy equipment is available locally, and the amount of disturbance is expected to be minimal, the costs will be most likely be less than $2,000. (1 day - equip/crew)

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

NUMBER OF EMPLOYEES

Our only employees are our officers who currently devote 5-7 hours per week to company matters and after receiving funding they plan to devote as much time as the board of directors determines is necessary to manage the affairs of the company.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

American Bonanza Resources' current cash balance is $4,919. Until approximately March of 2006, we believe our small cash balance is sufficient to fund limited levels of operations. If we experience a shortage of funds prior to funding we may utilize funds from our directors who have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders, however our directors have no formal commitment, arrangement or legal obligation to advance or loan funds to American Bonanza. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $5,000 in equity securities to pay for our minimum level of operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of gold and other minerals. We have not engaged the services of a professional geologist or mining engineer to examine our mineral claims in the field, and we will not do so until this offering is completed, of which there is no guarantee. There is the possibility that our claims do not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying any mineral deposits we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve. We are unable to assure you we will be able to raise the additional funds necessary through the exercise of the warrants to implement any future extraction program even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first three phases of exploration programs on the Twin Mineral Claims. In addition to the $85,000 we anticipate spending for Phases I, II and III of the exploration program as outlined below, we anticipate spending an additional $15,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be $100,000, which is the amount to be raised in this offering. We will require the funds from this offering to proceed.

The initial phase of exploration for the claims will consist of detailed geological mapping of all roads within and buttressing the claims and silt sampling of every drainage or draw (soil sampling if necessary). This work is important in establishing the base and anomalous geochemical values and the structural implication of the drainages as faults or contacts.

The Phase I budget will cover initial geological mapping; silt (soil if necessary) geochemical sampling of defined drainages; and prospecting. The Phase II budget will cover the detailed geological mapping and geophysical surveying. Phase III will involve a limited airborne survey if the equipment is available prior to drilling. All three phases are estimated to cost $85,000 as described below. All figures in US dollars.

BUDGET - PHASE I
         Geologist                  5 days @ $500/day                   $  2,500
         Geotechnician              10 days @ $250/day                  $  2,500
         Equipment rental           1 x 4 wheel drive vehicle           $    500
                                    Fuel, Food, Field Supplies          $  1,500
                                    Assays 40 @ $250 each               $  1,000
                                    Report                              $  1,200
                                    Filing Fees                         $    300
                                                                        --------
         TOTAL                                                          $  9,500
                                                                        ========

BUDGET - PHASE II
         Follow-up Geochem Surveying Grid establishment                 $  4,000
         Detailed Geological Mapping and sampling                       $  4,000
         Assays 200 samples $20 / metre                                 $  4,000
         Follow-up Report and supervision                               $  3,000
                                                                        --------
         TOTAL                                                          $ 15,000
                                                                        ========

PHASE III
         Following the geological mapping, sampling and prospecting of Phase I and II, the Phase III exploration program will utilize a helicopter equipped, airborne EM system if one is available in the area to conduct a detailed geophysical survey of the target areas to further refine the targets, prior to drilling.

BUDGET - PHASE III
         Airborne Electromagnetic Survey                                $ 15,000
         Drilling 500 metres at $90 / metre                             $ 40,000
         Follow-up Report and supervision                               $  5,500
                                                                        --------
         TOTAL                                                          $ 60,500
                                                                        ========

         GRAND TOTAL                                                    $ 85,000
                                                                        ========

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to the price and cost increases in services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing from the sale of the warrants will materialize. If that financing is not available to us we may be unable to continue or expand our operations. Equity financing could result in additional dilution to existing shareholders.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise sell all the units required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first three phases of our exploration program are successful in identifying mineralized materials we will attempt to raise the necessary funding by the shareholders exercising the warrants held by them. If we do not raise the funds necessary to proceed from the warrants, we may consider alternative sources of funding such as a second public offering, a private placement of our securities or loans from our director or others.

Our directors have agreed to advance funds as needed until the public offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon our exploration program. While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $5,000 through the sale of common stock to our officers and directors who purchased 1,000,000 shares of our common stock at $0.005 per share on May 2, 2005. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception

(May 2, 2005) through the year ended October 31, 2005 report no revenues and a net loss of $81.

CRITICAL ACCOUNTING POLICIES


MINERAL PROPERTIES - Exploration and evaluation expenditures are expensed until a feasibility study indicates a property is economically feasible. After that any expenditures for the property or exploration costs are then capitalized. Capitalized expenditures are written down if impairment in the carrying values of mineral properties becomes evident. To date no mineral costs have been capitalized.


USE OF ESTIMATES - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. The Company has not established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

NET LOSS PER COMMON SHARE - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from May 2, 2005 (Date of Inception) through October 31, 2005, no options or warrants were excluded from the computation of diluted earnings per share because their effect would be anti-dilutive.

REVENUE RECOGNITION - The Company has no revenues to date from its operations.

STOCK-BASED COMPENSATION - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation for the period ended October 31, 2005:

                                                                          2005
                                                                         ------
     Net loss, as reported                                               $  (81)
     Add: Stock-based employee compensation expense
          included in reported loss, net of related tax effects              --
     Deduct: Total stock-based employee compensation
             expense determined under fair value based methods
             for all awards, net of related tax effects                      --
                                                                         ------

     Pro forma net loss                                                  $  (81)
                                                                         ======

     Net loss per common share:
       Basic and fully diluted loss per share, as reported               $(0.00)
                                                                         ======
       Basic and fully diluted loss per share, pro forma                 $(0.00)
                                                                         ======

There were no stock options granted for the period ended October 31, 2005. There are additionally no written or verbal agreements related to the sale of any stock, option or warrants of the Company's common stock as of October 31, 2005.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

NEW ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29 "effective for non-monetary asset exchanges occurring in the fiscal year beginning January 1, 2006. SFAS No. 153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. SFAS No. 153 is not expected to have a material effect on the company's Consolidated Financial Statements.

In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections
- a Replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also redefines "restatement" as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant impact on the financial statements.

                             DESCRIPTION OF PROPERTY

The Company currently utilizes space at the premises of an officer and director of the Company, Thomas Gelfand, on a rent free basis. The premises are located at Suite 206 - 455 Granville Street, Vancouver, BC Canada V6C 1T1. The facilities include an answering machine, a fax machine, computer and office equipment, as well as access to onsite meeting room facilities. The Company intends to use these facilities for the time being until it feels it has outgrown them. We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages. There are currently no restrictions on the amount of assets used to invest in real estate.

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, consists of one unpatented mineral claim, consisting of 25 units (each unit equaling approximately 25 hectares) staked and recorded online as per the British Columbia Regulations as event number 4051703.

The claims are currently held in the name of our president, Thomas Gelfand, who holds them until October 17, 2006. All claims staked in British Columbia require $0.40 per hectare worth of assessment work to be undertaken in Year 1 through 3, followed by $0.80 per hectare per year thereafter.

There is not a plant or any equipment currently located on the property. The Twin Ni-Cu-PGE property lies just off a paved highway immediately northeast of the bend in Lillooet Lake, in British Columbia's southern Coast Mountains. The property is less than 25 km southeast of the town of Pemberton, and approximately 115 km NNE of Vancouver. It can be accessed by two wheel drive vehicle in about 3 hours from Vancouver via the Sea-to-Sky Highway 99: north along Howe Sound from Vancouver's North Shore to Squamish, and then through the winter resort town of Whistler to Pemberton.

Local access to the property is gained from a system of well maintained logging roads leading up Twin One Creek from the paved Duffey Lake road near the eastern shore of Lillooet Lake. Access to the highest parts of the property, and to the peaks and ridges to the east, is only practical via helicopter, but a year-round helicopter base in nearby Pemberton is only 15 minutes flight-time away.

The Twin property is at an early stage of exploration. Access is straightforward and the lower parts of the property can be worked for much of the year. A three stage program is recommended per the geologist report, with the first stage to consist of geological mapping and prospecting and geochemical sampling. An airborne geophysical survey, with magnetics, EM, and radiometrics, to help determine and guide any recommended follow-up work.

The property covers the northern extension of the East Harrison Lake Belt where possible massive sulphide-bearing mafic-ultramafic host rocks are present. Such a target on the Twin claim is considered very attractive, not only because of the geochemistry and inferred geological continuity, but also because of the implied (and apparent) lack of previous exploration. Prospecting of boulders on the Twin One logging road system has shown that mafic and ultramafic rocks exist on the property and they contain at least local Cu and Ni sulphides. Reconnaissance of cliffs above the lower canyon of Twin Two Creek has also shown that there is an extensive area of intense gossan coincident with the belt from which the anomalous geochemistry and the mafic-ultramafic boulders are apparently derived, in the vicinity of where the geochemical anomalies were sourced.

For more detailed information and a glossary of mining terms please see the Description of Property section beginning on page 19.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Gelfand, an officer and director of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.

Mr. Gelfand and Mr. Gardner will not be paid for any underwriting services that they perform on our behalf with respect to this SB-2 offering. They will also not receive any interest on any funds that they advance to us for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

On May 2, 2005, a total of 1,000,000 shares of Common Stock were issued in exchange for cash in the amount of $5,000 U.S., or $.005 per share. All of these shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by officers and directors of the Company. (See "Principal Stockholders".)

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

American Bonanza Resources plans to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between American Bonanza or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus American Bonanza Resources had two shareholders of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions,

Regulation M precludes an officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

TRANSFER AGENT

The stock transfer agent for our securities is Holladay Stock Transfer, 2939 North 67th Place, Scottsdale, Arizona 85251, telephone (480)481-3940.

                             EXECUTIVE COMPENSATION

Our current officers receive no compensation. The current Board of Directors is comprised of Mr. Gelfand and Mr. Gardner.

                           Summary Compensation Table

                                               Other
 Name &                                       annual      Restricted                           All other
principle                                     compen-       stock       Options      LTIP       compen-
position       Year   Salary($)   Bonus($)   sation($)    awards($)    SARs($)    Payouts($)   sation($)
--------       ----   ---------   --------   ---------    ---------    -------    ----------   ---------
T. Gelfand     2005     -0-         -0-         -0-         -0-          -0-         -0-          -0-
President

R. Gardner     2005     -0-         -0-         -0-         -0-          -0-         -0-          -0-
Treasurer

There are no current employment agreements between the company and its executive officers.

On May 2, 2005, a total of 1,000,000 shares of Common Stock were issued in exchange for cash in the amount of $5,000, or $.005 per share. The terms of these stock issuances were as fair to the company, in the Board's opinion, as could have been made with an unaffiliated third party.

The officers currently devote an immaterial amount of time to manage the affairs of the company, approximately 5-7 hours per week. The directors and principal officers have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The audited financial statements of American Bonanza Resources Corp. for the year ended October 31, 2005, and related notes, which are included in this offering, have been examined by Armando C. Ibarra, Certified Public Accountants, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.


     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

None.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                            Registered with the Public Company
                                            Accounting Oversight Board


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of
American Bonanza Resources, Corp.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of American Bonanza Resources, Corp. (An Exploration Stage Company) as of October 31, 2005, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended, and for the period of May 2, 2005 (inception) to October31, 2005 These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United Stated). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004, and the results of its operations and its cash flows for the year then ended, and for the period of May 2, 2005 (inception) to October 31, 2005, in conformity with US generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is currently in the development stage. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, CPA
---------------------------------
Armando C. Ibarra, CPA

Chula Vista, Ca.
December 1, 2005

                        AMERICAN BONANZA RESOURCES CORP.
                         (An Exploration Stage Company)
                                 Balance Sheet
--------------------------------------------------------------------------------

                                                                       As of
                                                                     October 31,
                                                                        2005
                                                                      -------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                $ 4,919
                                                                      -------
TOTAL CURRENT ASSETS                                                    4,919
                                                                      -------

                                                                      $ 4,919
                                                                      =======

                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

TOTAL LIABILITIES                                                          --

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 1,000,000 shares issued and outstanding
   as of October 31, 2005                                               1,000
  Additional paid-in capital                                            4,000
  Deficit accumulated during exploration stage                            (81)
                                                                      -------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                    4,919
                                                                      -------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)              $ 4,919
                                                                      =======

                       See Notes to Financial Statements

                        AMERICAN BONANZA RESOURCES CORP.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------


                                                                  May 2, 2005
                                                                  (inception)
                                                                    through
                                                                  October 31,
                                                                     2005
                                                                  -----------
REVENUES
  Revenues                                                        $        --
                                                                  -----------
TOTAL REVENUES                                                             --

OPERATING COSTS
  Administrative Expenses                                                  81
                                                                  -----------
TOTAL OPERATING COSTS                                                      81
                                                                  -----------

NET INCOME (LOSS)                                                 $       (81)
                                                                  ===========

BASIC EARNINGS PER SHARE                                          $      0.00
                                                                  ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                          1,000,000
                                                                  ===========

                       See Notes to Financial Statements

                        AMERICAN BONANZA RESOURCES CORP.
                         (An Exploration Stage Company)
             Statement of Changes in Stockholders' Equity (Deficit)
              From May 2, 2005 (Inception) through October 31, 2005
--------------------------------------------------------------------------------

                                                                                    Deficit
                                                        Common      Additional    Accumulated
                                           Common       Stock        Paid-in        During
                                           Stock        Amount       Capital      Exploration      Total
                                           -----        ------       -------      -----------      -----
BALANCE, MAY 2, 2005                            --     $    --       $    --         $  --        $    --

Stock issued for cash on May 2, 2005
 @ $0.01 per share                       1,000,000       1,000         4,000                        5,000

Net loss,  October 31, 2005                                                            (81)           (81)
                                         ---------     -------       -------         -----        -------
BALANCE, OCTOBER 31, 2005                1,000,000     $ 1,000       $ 4,000         $ (81)       $ 4,919
                                         =========     =======       =======         =====        =======


                       See Notes to Financial Statements

                        AMERICAN BONANZA RESOURCES CORP.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                     May 2, 2005
                                                                     (inception)
                                                                       through
                                                                     October 31,
                                                                        2005
                                                                      -------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                   $   (81)
                                                                      -------
     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                  (81)

CASH FLOWS FROM INVESTING ACTIVITIES

     NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                   --

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from common stock                                            5,000
                                                                      -------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                5,000
                                                                      -------

NET INCREASE (DECREASE) IN CASH                                         4,919

CASH AT BEGINNING OF PERIOD                                                --
                                                                      -------
CASH AT END OF YEAR                                                   $ 4,919
                                                                      =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                            $    --
                                                                      =======
  Income Taxes                                                        $    --
                                                                      =======

                       See Notes to Financial Statements

                        AMERICAN BONANZA RESOURCES CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                October 31, 2005


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

American Bonanza Resources Corp. (the Company) was incorporated under the laws of the State of Nevada on May 2, 2005. The Company was formed to engage in the acquisition, exploration and development of natural resource properties.

The Company is in the exploration stage. Its activities to date have been limited to capital formation, organization, development of its business plan and staking of mining claims. The Company has not commenced operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected an October 31, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective May 2, 2005 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

                        AMERICAN BONANZA RESOURCES CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                October 31, 2005


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E. MINERAL PROPERTIES

Exploration and evaluation expenditures are expensed until a feasibility study indicates a property is economically feasible. Any expenditure for the property or exploration costs will then capitalized. Capitalized expenditures will be written down if impairment in the carrying values of mineral properties becomes evident. To date no mineral costs have been capitalized.

F. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from May 2, 2005 (inception) to October 31, 2005 and generated a net loss of $81. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the exploration stage and has minimal expenses, management believes that the company's current cash of $4,919 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 2,000,000 units for sale at $.05 per unit to raise capital of $100,000 to implement their business plan. Each unit will consist of one share and two-share purchase warrants. Each share purchase warrant will be valid for a period of two years and will be exercisable at a price of $.10 per share. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

                        AMERICAN BONANZA RESOURCES CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                October 31, 2005


NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Beginning January 1, 2006 the Company will pay a director $100 per month for use of office space and services. Both officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available, they may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Neither Thomas Gelfand nor Robert Gardner, officers and directors of the Company, will be paid for any underwriting services that they perform on behalf of the Company with respect to the Company's upcoming SB-2 offering. They will also not receive any interest on any funds that they advance to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

NOTE 6. INCOME TAXES

                                                          As of October 31, 2005
                                                          ----------------------
     Deferred tax assets:
     Net operating tax carryforwards                             $    12
     Other                                                             0
                                                                 -------
     Gross deferred tax assets                                        12
     Valuation allowance                                             (12)
                                                                 -------

     Net deferred tax assets                                     $     0
                                                                 =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. NET OPERATING LOSSES

As of October 31, 2005, the Company has a net operating loss carryforwards of approximately $81. Net operating loss carryforward expires twenty years from the date the loss was incurred.

                        AMERICAN BONANZA RESOURCES CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                October 31, 2005


NOTE 8. MINERAL PROPERTY

On October 17, 2005 the Company staked mining claims located east of Lillooet Lake and 25 kilometres southeast of Pemberton in south-western British Columbia.

NOTE 9. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On May 2, 2005 the Company issued a total of 1,000,000 shares of common stock to two directors for cash in the amount of $0.005 per share for a total of $5,000.

As of October 31, 2005 the Company had 1,000,000 shares of common stock issued and outstanding.

NOTE 10. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of October 31, 2005:

     * Common stock, $ 0.001 par value: 75,000,000 shares authorized; 1,000,000 shares issued and outstanding.

                      Dealer Prospectus Delivery Obligation

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

American Bonanza Resources' By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or

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
suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a

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
          court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling the Company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee             $   55
     Accounting fees and expenses                                    $2,000
     Legal fees                                                      $1,900
     Preparation and EDGAR service provider fees                     $2,500
     Transfer Agent fees                                             $  900
     Printing                                                        $  145
                                                                     ------

     Total                                                           $7,500
                                                                     ======

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On May 2, 2005, a total of 1,000,000 shares of Common Stock were issued in exchange for cash in the amount of $5,000 U.S., or $.005 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933. These securities were issued to the officer and director of the company.

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                                    EXHIBITS


          Exhibit 3.1       Articles of Incorporation*
          Exhibit 3.2       Bylaws*
          Exhibit 5         Opinion re: Legality**
          Exhibit 10        Mineral Title*
          Exhibit 23.1      Consent of counsel (See Exhibit 5)**
          Exhibit 23.2      Consent of independent auditor
          Exhibit 23.3      Consent of Geologist**
          Exhibit 99.1      Subscription Agreement*
          Exhibit 99.2      Warrant Agreement*
          Exhibit 99.3      Geology Report*

----------
*    Included in the original SB-2 registration statement filed December 13,
     2005
** Included in the 1st amendment to our SB-2 registration statement filed January 18, 2006


                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

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4.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

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                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Vancouver, country of Canada, on February 13, 2006.


                                    American Bonanza Resources Corp.


                                       /s/ Thomas Gelfand
                                       --------------------------
                                    By: Thomas Gelfand
                                        (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.


/s/ Thomas Gelfand                                             February 13, 2006
-------------------------------------                          -----------------
Thomas Gelfand, President                                             Date
(Principal Executive Officer)


/s/ Robert Gardner                                             February 13, 2006
-------------------------------------                          -----------------
Robert Gardner, Treasurer                                             Date
(Principal Financial Officer, Principal Accounting Officer)


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